EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Tandy Leather Factory, Inc. (the “Company”) for the quarter ended June 30, 2014 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), Jon Thompson, as Chief Executive Officer and President of the Company, and Shannon L. Greene, as Treasurer and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
ii.
The information contained in the Report fully presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

August 14, 2014	By: /s/ Jon Thompson
Jon Thompson
Chief Executive Officer and President

August 14, 2014	By: /s/ Shannon L. Greene
Shannon L. Greene
Chief Financial Officer and Treasurer